UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            September 10, 2020

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Shareholders of AMREP Corporation (the “Company”) was held on September 10, 2020. At the meeting, shareholders holding an aggregate of 7,905,811 shares of common stock, par value $.10, of the Company out of a total of 8,141,904 shares outstanding and entitled to vote, were present in person or represented by proxy.

At the meeting, Albert V. Russo was elected as a director of the Company in Class III by the final votes set forth opposite his name, to hold office until the 2023 Annual Meeting of Shareholders and until his successor is elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Albert V. Russo	5,713,601	177,689	2,014,521

The following proposal was voted on and not approved at the meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on the compensation paid to the Company’s named executive officers	2,548,503	3,339,561	3,226	2,014,521

The following proposal was voted on and approved at the meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year 2021	7,888,298	12,104	5,409	0

Item 8.01 Other Events.

On September 10, 2020, the Board of Directors (the “Board”) of the Company authorized the Company to purchase up to 1,000,000 shares of common stock of the Company from time to time pursuant to a share repurchase program, subject to the total expenditure for the purchase of shares under the share repurchase program not exceeding $5,000,000, exclusive of any fees, commissions and other expenses related to such repurchases.

Under the share repurchase program, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company’s repurchases may be executed using open market purchases, unsolicited or solicited privately negotiated transactions or other transactions, and may be effected pursuant to trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended, modified or terminated at any time without prior notice. The share repurchase program does not contain a time limitation during which repurchases are permitted to occur. The Company cannot predict when or if it will repurchase any shares of common stock as such share repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions and alternative investment opportunities.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. This report contains statements that are “forward-looking”. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report include, but are not limited to, statements regarding purchases by the Company of its common stock pursuant to the share repurchase program. These statements are not guarantees of future performance and involve certain risks, uncertainties and contingencies that are difficult to control or predict, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting prices or trading of securities, including securities listed on the New York Stock Exchange; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. All forward-looking statements speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to any forward-looking statement to reflect events, circumstances or changes in expectations after the date of such forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: September 11, 2020	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer